FIRST AMENDMENT TO WARRANT AGREEMENT


     This FIRST AMENDMENT TO WARRANT AGREEMENT (the "Amendment"), dated as of March 12, 2001, is entered into by and between Rampart Capital Corporation, a Texas corporation (the "Company") and American Stock Transfer & Trust Co. (the "Warrant Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -


     WHEREAS, the Company and the Warrant Agent are parties to the Warrant Agreement dated as of September 24, 1999, (the "Warrant Agreement"), pursuant to which the Warrant Agent acts on behalf of the Company in connection with the issuance, transfer, exchange, replacement, redemption and surrender of the certificates for the Company's Redeemable Common Stock Purchase Warrants (the "Warrants");

     WHEREAS, the Company and the Warrant Agent, pursuant to Section 18 of the Warrant Agreement, have agreed to amend the Warrant Agreement to extend the expiration date of the Warrants.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Defined  Terms.  Unless  otherwise  defined herein capitalized terms
            --------------
used herein shall have the meanings, if any, assigned to them in the Warrant Agreement.

     2.     Amendment  to  Warrant  Agreement.
            ---------------------------------

          Section 8.A. of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

          "The exercise price (the "Exercise Price") at which Common Stock shall be purchasable upon exercise of the Warrants at any time after the Common Stock and Warrants become separately tradable and until 5:00 p.m. New York, New York time on June 30, 2002 (the "Exercise Deadline"), subject to extension in the sole discretion of the Company, for up to an additional eighteen (18) months, shall be $10.64 per share of Common Stock subject to the right of the Company to decrease the Exercise Price for twenty (20) days, upon fifteen (15) days' notice to the warrant holders, which may be in the form of a press release issued by the Company, or, if adjusted as provided in this Section, shall be such price as so adjusted. If the Exercise Deadline is a Saturday, Sunday or other day on which banking institutions are authorized or obligated by law or executive order or regulation to close (each a "Legal Holiday") in New York, New York and Houston, Texas, holders of warrants shall have until 5:00 p.m. New York, New York time on the next succeeding day that is not a Legal Holiday to exercise the Warrants.


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     3.     Representations  and  Warranties.  The Company hereby represents and
            --------------------------------
warrants  to  the  Warrant  Agent  as  follows:

          The execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate and other action and does not, and will not, require any notice to or action by, with consent or approval of, any person or entity (including any governmental authority or entity) in order to be effective and enforceable. The Warrant Agreement, including such provisions that have been amended by this Amendment, constitute the legal, valid and binding obligations of the Company.

     4.     Effective  Date.  This  amendment  will become effective as of March
            ---------------
15, 2001 (the "Effective Date"); provided that each of the following conditions precedent is satisfied:

     (a)  The  Company  has  executed  and  delivered  this  Amendment;  and

     (b) All representations and warranties contained herein are true and correct as of the Effective Date.

     5.     Miscellaneous.
            -------------

     (a) Except as expressly amended or waived herein, all terms, covenants and provisions of the Warrant Agreement and the other documents executed in connection thereto are and shall remain in full force and effect.

     (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (c) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (d) This Amendment, together with the Warrant Agreement and the other documents executed in connection thereto, embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments or agreements in connection with the subject matter thereof, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no unwritten oral agreements among the parties hereto.

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     IN  WITNESS  WHEREOF,  the  parties hereto have executed and delivered this
Amendment  as  of  the  date  first  above  written.

                                           RAMPART  CAPITAL CORPORATION


                                           By:  /s/  J.H.  Carpenter
                                              ----------------------------------

                                           Name:  J.H.  Carpenter
                                                --------------------------------


                                           Title:  President
                                                 -------------------------------



                                           AMERICAN STOCK TRANSFER & TRUST CO.



                                           By:  /s/  Herbert  J.  Lemmer
                                              ----------------------------------


                                           Name:  Herbert  J.  Lemmer
                                                --------------------------------

                                           Title:  Vice  President
                                                 -------------------------------


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